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                                                                      EXHIBIT 21

                          HCC INSURANCE HOLDINGS, INC.
                                  SUBSIDIARIES

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                                                                                           STATE OR COUNTRY
           NAME                                                                            OF INCORPORATION
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

       1.  Airway Underwriters of Michigan, Inc.                                           Michigan

       2.  Airway Underwriters, Inc                                                        Texas

       3.  AVEMCO Corporation                                                              Delaware

       4.  AVEMCO Insurance Company                                                        Maryland

       5.  Aviation Excess Reinsurance Organization, Inc.                                  Texas

       6.  Aviation & Marine Insurance Group, Inc.                                         Texas

       7.  Aviation & Marine Premium Acceptance Corporation                                Texas

       8.  Brooks Shettle Company (Doing business as International Group Services and
             Hinchcliff International)                                                     Maryland

       9.  Continental Aviation Underwriters, Inc.                                         Tennessee

      10.  Eastern Aviation & Marine Underwriters, Inc.                                    Maryland

      11.  Employers Casualty Company (Guernsey), Limited                                  Guernsey

      12.  Guarantee Insurance Resources, Inc.                                             Georgia

      13.  HCC Underwriters, a Texas Corporation                                           Texas

      14.  HCCH Service Corporation                                                        Delaware

      15.  Houston Casualty Company                                                        Texas

      16.  Houston Reinsurance Company, Limited                                            Bermuda

      17.  IMG Insurance Company, Limited                                                  Jordan

      18.  Insurance Alternatives, Inc.                                                    Georgia

      19.  International Aviation Underwriters, Inc.                                       Texas

      20.  KFA Holdings, Inc.                                                              Maryland

      21.  KFA, Inc.                                                                       Oklahoma

      22.  LDG Insurance Agency Incorporated                                               Massachusetts

      23.  LDG Management Company Incorporated                                             Massachusetts

      24.  LDG Worldwide Limited                                                           Delaware

      25.  Loss Management Services, Inc.                                                  Maryland

      26.  Managed Group Underwriting, Inc.                                                Kansas

      27.  Matterhorn Bank Programs, Inc.                                                  Maryland

      28.  Matterhorn Bank Programs of Georgia, Inc                                        Georgia

      29.  MEDEX Assistance (Europe) PLC                                                   UK

      30.  MEDEX Assistance Corporation                                                    Maryland

      31.  MEDexpress, Inc.                                                                Maryland

      32.  Medical Reinsurance Underwriters Incorporated                                   Massachusetts

      33.  Middle East Insurance Brokers, Limited                                          Jordan
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                                                                                           STATE OR COUNTRY
           NAME                                                                            OF INCORPORATION
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
      34.  NASRA TPA, Inc.                                                                 Illinois

      35.  NEWECC, Inc.                                                                    Nevada

      36.  North American Special Risk Associates, Inc.                                    Alabama

      37.  SBS Insurance Holdings, a Texas Corporation                                     Texas

      38.  Signal Aviation Insurance Services, Inc.                                        Nevada

      39.  Southern Aviation Insurance Underwriters, Inc.                                  Alabama

      40.  Southern Aviation Insurance Underwriting Services, Inc.                         Alabama

      41.  Specialty Insurance Underwriters, Inc.                                          Missouri

      42.  SRRF Management Incorporated                                                    Massachusetts

      43.  The Wheatley Group, Ltd.                                                        New York

      44.  The Kachler Corporation                                                         Delaware

      45.  Trafalgar Insurance Company                                                     Oklahoma

      46.  Travel Express, Inc.                                                            Maryland

      47.  U.S. Specialty Insurance Company                                                Maryland

      48.  Universal Loss Management, Inc.                                                 Delaware

      49.  World Citizens Travel Association, Inc.                                         D.C.
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